Exhibit 10.12

LOAN AND SECURITY AGREEMENT

June 27, 2018

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of June 27, 2018, by and between Comerica Bank (“Bank”) and Paladina Health, LLC, a Delaware limited liability company formerly known as Davita DPC Management Company, LLC (“Paladina”), DPC Medical Group, P.C., a Washington corporation (“DPC”), Paladina Medical Group of New Jersey, P.C., a New Jersey corporation (“Paladina New Jersey”) and Paladina Health Medical Group, PC, a Colorado corporation (“Paladina PC”), (Paladina, DPC, Paladina New Jersey and Paladina PC are each a “Borrower” and collectively, the “Borrowers” provided that each reference to “Borrower” or “Borrowers” in the Agreement and the Loan Documents shall mean and refer to each Borrower, individually, and/or to all the Borrowers, collectively and in the aggregate, as determined by Bank as the context may require).

RECITALS

Borrowers wish to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrowers. This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1    Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

1.2    Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

2. LOAN AND TERMS OF PAYMENT.

2.1    Credit Extensions.

(a)    Promise to Pay. Borrowers promise to pay to the order of Bank, in lawful money of the United States, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrowers, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(b)    Advances Under Revolving Line.

(i)    Amount. Subject to and upon the terms and conditions of this Agreement Borrowers may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base. Notwithstanding the foregoing, it shall be a condition precedent to the initial Advance that would cause the aggregate amount of all outstanding Advances to exceed the Non-Formula Amount, that Bank shall have first received results satisfactory to Bank of the Initial Audit. Except as set forth in the Pricing Addendum amounts borrowed pursuant to this Section 2.1(b) may be repaid and re-borrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable.

(ii)    Form of Request. Whenever Borrowers desire an Advance, a Borrower will notify Bank (which notice shall be irrevocable) no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notice shall be made in accordance with the Pricing Addendum. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. The notice shall be signed by a Responsible Officer. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account

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(c)    Equipment Advances.

(i)    Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Equipment Advances to Borrowers in an aggregate outstanding amount not to exceed the Equipment Line. Subject to and upon the terms and conditions of this Agreement, Borrowers may request Equipment Advances any time from the Closing Date through June 27, 2020. Each Equipment Advance shall not exceed one hundred percent (100%) of the invoice amount of capital equipment, including capitalized IT buildout expenses, and tenant improvements approved by Bank from time to time (which equipment, tenant improvements and expenses Borrower shall, in any case, have purchased or incurred within ninety (90) days of the date of the corresponding Equipment Advance), in each case excluding taxes, shipping, warranty charges, freight discounts and installation expense. Bank shall have a right from time to time to conduct an appraisal of Borrower’s Equipment at Borrower’s expense.

(ii)    Interest shall accrue from the date of each Equipment Advance at the rate specified in the Pricing Addendum and shall be payable in accordance with Section 2.3(b) and on the terms set forth in the Pricing Addendum. Any Equipment Advances outstanding on June 27, 2020 shall be payable in thirty six (36) equal monthly installments of principal, plus all accrued interest, beginning on July 1, 2020 and continuing on the same day of each month thereafter until June 1, 2023 (the “Equipment Maturity Date”), at which time all amounts due in connection with the Equipment Advances and any other amounts due under this Agreement shall be immediately due and payable. Once repaid, Equipment Advances may not be reborrowed. Except as set forth in the Pricing Addendum, Borrowers may prepay Equipment Advances without penalty or premium. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities without reamortization of the repayment schedule for the remaining principal balance.

(iii)    When Borrowers desire to obtain an Equipment Advance, Borrowers shall notify Bank (which notice shall be irrevocable) no later than 3:00 p.m. Pacific time three (3) Business Days before the day on which the Equipment Advance is to be made. Such notice shall be made in accordance with the Pricing Addendum. The notice shall be signed by a Responsible Officer and include a copy of the invoice for any capital equipment, capitalized IT buildout expenses and/or tenant improvements to be financed.

2.2    Overadvances. If at any time the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base, Borrowers shall immediately pay to Bank, in cash, the amount of such excess.

2.3    Interest Rates and Payments.

(a)    Interest Rates.

(i)    Advances. The Advances shall bear interest, on the outstanding daily balance thereof, on the terms set forth in the Pricing Addendum.

(ii)    Equipment Advances. The Equipment Advances shall bear interest, on the outstanding daily balance thereof, on the terms set forth in the Pricing Addendum.

(b)    Payments. Bank may, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of a Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment. Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrowers specify. Any payment by check or other item of payment Bank may receive will conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of

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immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Any payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.4    Fees and Bank Expenses. Borrowers shall pay to Bank the following:

(a)    Facility Fee. On the Closing Date, a fee equal to Twenty Five Thousand Dollars ($25,000), which shall be nonrefundable.

(b)    Unused Fee. None.

(c)    Bank Expenses. Upon invoice, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

2.5    Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.8, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

3. CONDITIONS OF LOANS.

3.1    Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)    this Agreement and the other Loan Documents required by Bank;

(b)    an officer’s certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents;

(c)    the Pricing Addendum;

(d)    a financing statement (Form UCC-1) and other filings as Bank determines are necessary to perfect all security interests granted to Bank by each Borrower;

(e)    the Itemization of Amount Financed Disbursement Instructions signed by a Responsible Officer of each Borrower;

(f)    agreement to furnish insurance;

(g)    payment of the fees and Bank Expenses then due as specified in Section 2.4;

(h)    current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(i)    an intellectual property security agreement, duly executed by each Borrower;

(j)    evidence that a Parent Entity has issued equity securities to NEA or other investors satisfactory to Bank in exchange for net cash proceeds equal to at least Seventy Million Dollars ($70,000,000) which proceeds shall have been used to fund the acquisition of Paladina DPC Holding Co., LLC by NEAPH Acquisitionco, Inc. and to fund an amount equal to at least Seven Million Dollars ($7,000,000) to the balance sheet of Paladina Health, LLC on the Closing Date;

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(k)    Purchase Agreement and related documents;

(l)    organizational chart of each Borrower, together with other information pertaining to ownership and relationship among Borrowers;

(m)    evidence that Borrower or a Parent Entity has closed on an equity line of credit from NEA, in form and substance satisfactory to Bank;

(n)    a stock or bond assignment duly executed by Borrowers in blank, together with certificate(s) representing the shares of Equity Interests pledged by Borrowers;

(o)    current financial statements, including audited statements for each Borrower’s most recently ended fiscal year, together with an unqualified opinion, company prepared consolidated and consolidating balance sheets and income statements for the most recently ended month in accordance with Section 6.2, and such other updated financial information as Bank may reasonably request;

(p)    current Compliance Certificate in accordance with Section 6.2;

(q)    a Collateral Information Certificate;

(r)    an Automatic Loan Payment Authorization;

(s)    for each collateral location or warehouse location of Borrowers or any Collateral location not owned by Borrowers (including, without limitation, any third party hosting facility), a landlord subordination agreement, collateral access agreement or bailment waiver, executed by the landlord, warehouseman or bailee of such location, as applicable, together with a copy of the lease, warehouse or bailment agreement for each such location, as applicable; and

(t)    such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2    Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a)    timely receipt by Bank of the Loan Advance/Paydown Request Form as provided in Section 2.1;

(b)    there has occurred no circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect; and

(c)    the representations and warranties contained in Article 5 shall be true and correct in all material respects on and as of the date of such Loan Advance/Paydown Request Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by each Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

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3.3    Post-Closing Covenants. Unless otherwise provided in writing by Bank, Bank shall have received, in form and substance satisfactory to Bank:

(a)    within thirty (30) days after the Closing Date, evidence that Paladina Health Group of Texas has been dissolved; and

(b)    within ninety (90) days after the Closing Date and prior to a request by Borrower for any Advance that would cause the aggregate amount of all Advances to exceed the Non-Formula Amount, an audit of the Collateral, the results of which shall be satisfactory to Bank (the “Initial Audit”).

4. CREATION OF SECURITY INTEREST.

4.1    Grant of Security Interest. Each Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by such Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2    Perfection of Security Interest. Each Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of such Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether such Borrower is an organization, the type of organization and any organizational identification number issued to such Borrower, if applicable. Any such financing statements may be filed by Bank at any time in any jurisdiction whether or not Division 9 of the Code is then in effect in that jurisdiction. Borrowers shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrowers shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, Borrowers shall take such steps as Bank reasonably requests for Bank to (i) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, securities accounts, letter- of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Division 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. Borrowers will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper.

4.3    Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during a Borrower’s usual business hours but no more than twice a year(unless an Event of Default has occurred and is continuing), to inspect a Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify a Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.4    Pledge of Interests. Each Borrower hereby pledges, assigns and grants to Bank a security interest in all membership and other Equity Interests which are part of the Collateral, including without limitation such Borrower’s membership or other equity interests in its Subsidiaries (collectively, the “Interests”), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On or prior to the Closing Date, the certificate or certificates for the Interests will be delivered to Bank, accompanied by an instrument of assignment duly executed in blank by such Borrower, and such Borrower shall reflect the pledge of such certificates in the applicable books and records of the entities whose ownership interests are part of the Interests. Upon the occurrence of an Event of Default, Bank may effect the transfer of the Interests into the name of Bank and cause the Interests to be issued in the name of Bank or

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its transferee. Borrowers will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Interests. Unless an Event of Default shall have occurred and be continuing, Borrowers shall be entitled to exercise any rights with respect to the Interests and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default. The Interests are not held in a brokerage or similar securities account.

5. REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1    Due Organization and Qualification. Each Borrower and each Subsidiary is an entity duly existing under the laws of the jurisdiction in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2    Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within each Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Borrower’s organizational documents, nor will they constitute an event of default under any material agreement by which such Borrower is bound. No Borrower is in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

5.3    Collateral. Each Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims and restrictions on transfer or pledge except for Permitted Liens. The Eligible Accounts are bona fide existing obligations. The property or services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. No Borrower has received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. No licenses or agreements giving rise to such Eligible Accounts is with any Prohibited Territory or with any Person organized under or doing business in a Prohibited Territory. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Collateral is maintained or invested with a Person other than Bank or Bank’s Affiliates.

5.4    Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Schedule, Borrower’s rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in the Intellectual Property Collateral.

5.5    Name; Location of Chief Executive Office; Location of Inventory and Equipment. Except as disclosed in the Schedule, no Borrower has done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office and principal place of business of each Borrower is located at the address indicated in Section 10 hereof. Except as disclosed in the Schedule, all Collateral of such Borrower is located at the address indicated in Section 10 hereof.

5.6    Actions, Suits, Litigation, or Proceedings. Except as set forth in the Schedule, there are no actions, suits, litigation or proceedings, at law or in equity, pending by or against any Borrower or any Subsidiary before any court, administrative agency, or arbitrator in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.

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5.7    No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to any Borrower and any Subsidiary that are delivered by a Borrower to Bank fairly present in all material respects such Borrower’s or Borrowers’ consolidated and consolidating financial condition as of the date thereof and Borrower’s or Borrowers’ consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of any Borrower since the date of the most recent of such financial statements submitted to Bank.

5.8    Solvency, Payment of Debts. Each Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of each Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of such Borrower’s liabilities; and no Borrower is left with unreasonably small capital after the transactions contemplated by this Agreement.

5.9    Compliance with Laws and Regulations. Each Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from any Borrower’s failure to comply with ERISA that is reasonably likely to result in such Borrower’s incurring any liability that could reasonably be expected to have a Material Adverse Effect. No Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Borrower is engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, and X of the Board of Governors of the Federal Reserve System). Each Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Each Borrower has complied in all material respects with all environmental laws, regulations and ordinances. No Borrower has violated any statutes, laws, ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect. Each Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.

5.10    Investments. Borrowers do not own any Equity Interests of any Person, except for Permitted Investments.

5.11    Government Consents. Each Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of such Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.12    Restricted Agreements. Except as disclosed on the Schedule or as timely disclosed in writing to Bank pursuant to Section 6.9, no Borrower is a party to, nor is bound by, any Restricted Agreement.

5.13    Full Disclosure. No representation, warranty or other statement made by a Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

5.14    No Material Adverse Effect. No Material Adverse Effect or event reasonably expected to cause a Material Adverse Effect has occurred.

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6. AFFIRMATIVE COVENANTS.

Each Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, each Borrower shall do all of the following:

6.1    Good Standing and Government Compliance. Each Borrower shall maintain its and each of its Subsidiaries’ organizational existence and good standing in the Borrower State, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to such Borrower by the authorities of the jurisdiction in which such Borrower is organized, if applicable. Borrowers shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrowers shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could reasonably be expected to have a Material Adverse Effect. Borrowers shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which they are subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

6.2    Financial Statements, Reports, Certificates. Borrowers shall deliver to Bank: (i) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet, income statement, and cash flow statement covering Borrowers’ operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within one hundred fifty (150) days after the end of Borrowers’ fiscal year beginning with the fiscal year ending December 31, 2018, audited consolidated and consolidating financial statements of Borrowers prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (including no going concern comment or qualification) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) if applicable, copies of all statements, reports and notices sent or made available generally by Borrowers to their security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (iv) within two (2) Business Days of receipt of notice thereof, a report of any legal actions pending or threatened against a Borrower or any Subsidiary that could result in damages or costs to such Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (v) promptly upon receipt, each management letter prepared by Borrowers’ independent certified public accounting firm regarding Borrowers’ management control systems; (vi) as soon as available, but in any event within thirty (30) days after the end of Borrowers’ fiscal year, each Borrower’s financial and business projections and operating budgets, annual budgets and forecasts (among other items reasonably requested by Bank) for the immediately following year, including a balance sheet, income statement and cash flow statement prepared on a monthly basis for the upcoming fiscal year, with evidence of approval thereof by such Borrower’s Board of Directors; (vii) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time; and (viii) within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property Collateral, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of any Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.

(a)    Within thirty (30) days after the last day of each month, Borrowers shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings by invoice date of accounts receivable and accounts payable.

(b)    Within thirty (30) days after the last day of each month, Borrowers shall deliver to Bank with the monthly financial statements a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.

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(c)    Immediately upon becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrowers have taken or proposes to take with respect thereto.

(d)    Bank shall have a right from time to time hereafter to audit Borrowers’ Accounts and appraise Collateral at Borrowers’ expense, provided that after the Initial Audit such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

Borrowers may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrowers deliver this information electronically, they shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within five (5) Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the intellectual property report, the Borrowing Base Certificate and the Compliance Certificate, each bearing the physical signature of a Responsible Officer.

6.3    Inventory; Returns. Borrowers shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between a Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist on the Closing Date. Borrowers shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than One Hundred Thousand Dollars ($100,000).

6.4    Taxes. Each Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that such Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that such Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by such Borrower.

6.5    Insurance. Each Borrower will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Each Borrower has and will maintain at all times (a) with respect to the Collateral, insurance under an “all risk” policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Bank. All personal property and hazard insurance policies shall be in amount, form and content, and written by companies as may be satisfactory to Bank, and shall contain a lender’s loss payable endorsement in favor of and acceptable to Bank. All real property insurance policies shall be in amount, form and content, and written by companies as may be satisfactory to Bank, and shall contain a mortgagee clause in favor of and acceptable to Bank. All general liability insurance policies shall be in amount, form and content, and written by companies as may be satisfactory to Bank, and shall show Bank as an additional insured. All such policies shall contain a provision whereby they may not be canceled or materially amended except upon thirty (30) days’ prior written notice to Bank. Borrowers will promptly deliver to Bank, at Bank’s request, evidence satisfactory to Bank that such insurance has been so procured and, with respect to casualty insurance, made payable to Bank. Borrowers hereby appoint Bank, or any employee or agent of Bank, as Borrowers’ attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes Bank, or any employee or agent of Bank, on behalf of Borrowers, to adjust and compromise any loss under said insurance and to endorse any check or draft payable to Borrowers in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Obligations; provided, however, that Bank shall not be required hereunder so to act. If Borrowers fail to maintain satisfactory insurance, Bank has the option (but not the obligation) to do so and Borrowers agree to repay all amounts so expended to Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Obligations. Such amounts so expended by Bank shall constitute Obligations secured by this Agreement.

6.6    Accounts. Beginning within one hundred twenty (120) days after the Closing Date and at all times thereafter, each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, all of its depository, operating and investment accounts with Bank. Borrowers shall open accounts at Bank, and cause such accounts to be operational, within ninety (90) days after the Closing Date and at all times thereafter.

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6.7    Financial Covenants. None.

6.8    Registration of Intellectual Property Rights.

(a)    Borrower shall (i) give Bank written notice prior to the filing of any applications or registrations of intellectual property rights with the United States Copyright Office and/or with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any, execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower; (ii) upon the request of Bank, either deliver to Bank or file such documents simultaneously with the filing of any such applications or registrations; (iii) upon filing any such applications or registrations, promptly (unless alternative timing is specified in Section 6.2) provide Bank with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and “priority of its security interest in such intellectual property rights, and the date of such filing.

(b)    Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect and maintain the perfection and priority of Bank’s security interest in the Intellectual Property Collateral.

(c)    Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and trade secrets, (ii) detect infringements of the trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

(d)    Bank may audit Borrower’s Intellectual Property Collateral to confirm compliance with Section 6.2 and this Section 6.8, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section 6.8 to take but which Borrower fails to take, after fifteen (15) days’ notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.

6.9    Restricted Agreement Consents. Prior to entering into or becoming bound by any Restricted Agreement, Borrower shall: (i) provide written notice to Bank of the material terms of such Restricted Agreement with a description of its likely impact on Borrower’s business or financial condition; and (ii) upon Bank’s request, will obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (A) Borrower’s interest in such licenses or contract rights to be deemed Collateral and for Bank to have a security interest in such license or contract right, and to have the power to assign such license or contract rights in connection with an enforcement of remedies, that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future, and (B) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.10    Collection of Accounts Receivable.

(a)    Non-Governmental Accounts Receivable.

(i)    Within one hundred twenty (120) days of the Closing Date, (x) Borrowers shall establish the Company Non-Governmental Lockbox to which payments on Accounts Receivable payable by Account Debtors who are not Governmental Authorities to the Borrowers by check are sent and (y) Borrowers shall establish the Company Operating Account to which payments on Accounts Receivable payable by account debtors who are not Governmental Authorities to a Borrower by wire transfer or Automated Clearing House, Inc. payment are sent.

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(ii)    Within one hundred twenty (120) days of the Closing Date, Borrowers shall prepare, execute and deliver, or cause to be executed and delivered, with copies to Bank, to each non- Governmental Authority that pays on Accounts Receivable owing to a Borrower by wire transfer or Automated Clearing House, Inc. payment, an irrevocable Notice addressed to such non-Governmental Authority, which Notice shall direct such non-Governmental Authority to send such wire transfers or payments directly into the Company Operating Account.

(iii)    Each Borrower covenants and agrees that, commencing within one hundred twenty (120) days of the Closing Date, all invoices and return envelopes to be sent to its account debtors that are not Governmental Authorities shall set forth only the address of the Company Non-Governmental Lockbox as a return address for payment on Accounts Receivable owing to such Borrower by check, and only the Company Operating Account for payment on Accounts Receivable owing to such Borrower by wire transfer or Automated Clearing House, Inc. payment. Each Borrower hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff (including third party collection agencies) to provide identical information in communications with its account debtors that are not Governmental Authorities with respect to payment on Accounts Receivable owing to such Borrower by\ check or by wire transfer or Automated Clearing House, Inc. payment, as the case may be.

(iv)    On the day received, or if such day is not a Business Day, on the next succeeding Business Day, Bank shall deposit all checks received in the Company Non-Governmental Lockbox to the Company Operating Account and apply and credit to the Company Operating Account all available transfers directed to such account.

(b)    Governmental Accounts Receivable.

(i)    Within one hundred twenty (120) days of the Closing Date, (x) Borrowers shall establish the Company Governmental Lockbox to which payments on Accounts Receivable payable by account debtors who are Governmental Authorities to a Borrower by check are sent and (y) Borrowers shall establish the Company Governmental Lockbox Account to which payment on Accounts Receivable payable by account debtors who are Governmental Authorities to a Borrower by wire transfer or Automated Clearing House, Inc. payment are sent.

(ii)    Within one hundred twenty (120) days of the Closing Date, the Borrowers shall prepare, execute and deliver, or cause to be executed and delivered, with copies to Bank, to each Governmental Authority or its fiscal intermediary that pays Accounts Receivable owing to a Borrower by wire transfer or Automated Clearing House, Inc. payment, an irrevocable Notice addressed to such Governmental Authority, which Notice shall direct such Governmental Authority to send such wire transfers or payments directly into the Company Governmental Lockbox Account.

(iii)    Each Borrower covenants and agrees that, commencing within one hundred twenty (120) days of the Closing Date, all invoices and return envelopes to be sent to its account debtors that are Governmental Authorities shall set forth only the address of the Company Governmental Lockbox as a return address for payment on Accounts Receivable owing to a Borrower by check, and only the Company Governmental Lockbox Account for payment on Accounts Receivable owing to a Borrower by wire transfer or Automated Clearing House, Inc. payment. Each Borrower hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff (including third party collection agencies) to provide identical information in communications with its account debtors that are Governmental Authorities with respect to payment on Accounts Receivable owing to a Borrower by check or by wire transfer or Automated Clearing House, Inc. payment, as the case may be.

(iv)    Borrowers shall maintain the Company Governmental Lockbox and the Company Governmental Lockbox Account, as the case may be, solely and exclusively for the receipt of payments on account of Accounts Receivable owing to a Borrower from account debtors who are Governmental Authorities, and

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shall use its best efforts to ensure that no payments from any Person other than a Governmental Authority shall be sent to or deposited in the Company Governmental Lockbox or the Company Governmental Lockbox Account, as the case may be.

(v)    Each Borrower hereby agrees and confirms that it has sole dominion and control over the Company Governmental Lockbox and the Company Governmental Lockbox Account. Each Borrower hereby provides the following standing revocable instruction (the “Company Standing Revocable Instruction”) to Bank: On the day received, or if such day is not a Business Day, on the next succeeding Business Day, Bank shall (i) deposit all checks received in the Company Governmental Lockbox into the Company Governmental Lockbox Account, (ii) apply and credit to the Company Governmental Lockbox Account all transfers directed to such account; and (iii) transfer from the Company Governmental Lockbox Account all available funds held in the Company Governmental Lockbox Account to the Company Operating Account; provided, however, that such Company Standing Revocable Instruction is revocable by a Borrower at any time for any reason by such Borrower providing written instruction to the relationship manager responsible for such Borrower’s accounts (such written instruction, including any amendment or modification, a “Company Revocation Order”) to Bank whereupon within three (3) Business Days of receipt of the Company Revocation Order Bank shall follow such Company Revocation Order and not the Company Standing Revocable Instruction.

(vi)    Bank hereby waives, with respect to all of its existing and future claims against Borrowers or any Affiliate of Borrowers, all existing and future rights of set-off and banker’s Liens against the Governmental Lockboxes and the Governmental Lockbox Accounts and all items (and proceeds thereof) that come into its possession in connection with any of the Governmental Lockboxes or the Governmental Lockbox Accounts.

(c)    Misdirected Payments; EOBs.

(i)    In the event that any Borrower receives an EOB or a Misdirected Payment in the form of a check, such Borrower shall promptly send such EOB or check to the appropriate Non- Governmental Lockbox or Governmental Lockbox, as the case may be. In the event that any Borrower receives a Misdirected Payment in the form of cash, wire transfer, or Automated Clearing House, Inc. payment, such Borrower shall promptly wire transfer the amount of such Misdirected Payment directly into the appropriate Company Operating Account or Governmental Lockbox Account. All Misdirected Payments shall be sent promptly upon receipt thereof, and in no event later than the close of business, on the first Business Day after receipt thereof.

(ii)    Each Borrower hereby agrees and consents to Bank taking such actions as are reasonably necessary to ensure that future payments from the account debtor of a Misdirected Payment shall be made in accordance with this Section 6.10, including, without limitation, to the maximum extent permitted by law, (i) Bank executing on such Borrower’s behalf and delivering to such account debtor new remittance information, and (ii) Bank contacting such account debtor by telephone to confirm the proper remittance information. Upon Bank’s request, each Borrower shall promptly (and in any event, within two Business Days from such request) take such similar actions as Bank may reasonably request.

6.12    Collection of Accounts Receivable; Management of Collateral.

(a)    Until Bank has advised a Borrower to the contrary in writing after the occurrence and during the continuance of an Event of Default, a Borrower may and will enforce, collect and receive all amounts owing on the Accounts Receivable of such Borrower for Bank’s benefit and on Bank’s behalf, but at such Borrower’s expense; such privilege shall terminate, to the maximum extent permitted by law, at the election of Bank, upon the occurrence and during the continuance of an Event of Default and written notice to a Borrower of such termination.

(b)    To the maximum extent permitted by law, after the occurrence and during the continuance of an Event of Default, Bank may or its designee may send a notice of assignment and/or notice of the Bank’s security interest to any and all account debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter so long as such Event of Default continues Bank or its designee shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto.

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(c)    If any Account includes a charge for any tax payable to any Governmental Authority, Bank is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Borrower’ account and to charge such Borrower therefor unless such Borrower had, prior to such payment being made by Bank, notified Bank that it is contesting such tax in good faith. The Borrowers shall notify Bank if any Account includes any taxes due to any such Governmental Authority and, in the absence of such notice, Bank shall have the right to retain the full proceeds of such Account and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account.

6.12    Accounts Receivable Documentation. Borrowers shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrowers’ industry and consistent with the past practices, and shall not re-bill, outside of its normal course of business, any Accounts Receivable without promptly disclosing the same to Bank and providing Bank with a copy of such re-billing, identifying the same as such. If any Borrower becomes aware of anything materially detrimental to any of the Borrower’s customers’ credit, such Borrower will promptly advise Bank thereof.

6.13    Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Borrower at the time the Collateral becomes subject to Bank’s Lien, each Borrower covenants, represents and warrants: (a) none of the transactions underlying or giving rise to any Account shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (b) no agreement under which any deduction or offset of any kind, other than normal trade discounts and rebates, may be granted or shall have been made by such Borrower at or before the time such Account is created; (c) all agreements, instruments and other documents relating to any Account shall be true and correct and in all material respects what they purport to be; (d) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Account shall be genuine and all signatories and endorsers shall have full capacity to contract; (e) if any amount payable under or in connection with any Account is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to Bank as additional Collateral, to the maximum extent permitted by law; (f) such Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; (g) such Borrower will timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Account and the related contract, and it shall maintain, at its expense, in full operation each of the Governmental Lockboxes, the Non-Governmental Lockboxes, the Governmental Lockbox Accounts, and the Company Operating Account required to be maintained under this Agreement; (h) such Borrower shall do nothing, nor suffer or permit any other Person, to impede or interfere with the collection by Bank or any other Person designated by the Agent on its behalf, of the Accounts Receivable; (i) the Borrower’s Medicare and Medicaid cost reports, if any, with respect to the Accounts Receivable for all cost reporting periods ending on or before the date of the last audited cost report have been filed on a timely basis with (i), as to Medicaid, the applicable state agency or other CMS-designated agents or agents of such state agency, charged with such responsibility or (ii), as to Medicare, the Medicare intermediary or other CMS-designated agents charged with such responsibility, except for delays caused by factors not in the control of such Borrower; to the extent any of the foregoing agencies have examined or audited such cost reports, there have been no material deficiencies discovered with respect thereto; and, to such Borrower’s knowledge, there is no basis for any Governmental Authority to assert an offset against any Borrower; (j) the goods and services provided and reflected by the Accounts Receivable were medically necessary for the customer or patient, and, to such Borrower’s knowledge, the customer or patient has received such goods and services; (k) to such Borrower’s knowledge, the fees charged for the goods and services constituting the basis for the Accounts Receivable are consistent with the usual, customary and reasonable fees charged by other similar medical providers for the same or similar goods in such Borrower’s and in the community in which the patient resides; (1) any insurance policy, contract or other instrument obligating an account debtor to make payment with respect to an Account (i) to such Borrower’s knowledge, does not contain any provision prohibiting the grant of a security interest in such payment obligation from the patient to a Borrower, or from a Borrower to Bank, (ii) has been duly authorized and, together with the Account, constitutes the legal, valid and binding obligation of the account debtor in accordance with its terms, (iii) to such Borrower’s knowledge, together with the Account, does not contravene in any material respect any requirement of law applicable thereto, and (iv) was in full force and effect and applicable to the customer or patient at the time the goods or services constituting the basis for the Account were sold or performed; and (m) to such Borrower’s knowledge, the insurance policy, contract or other instrument obligating a Governmental Authority to make payment with respect to an Account (i) has been duly authorized and, together with the applicable Account, constitutes the legal, valid and binding

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obligation of the Governmental Authority in accordance with its terms, (ii) together with the applicable Account, does not contravene in any material respect any requirement of law applicable thereto, and (iii) was in full force and effect and applicable to the customer or patient at the time the goods or services constituting the basis for the Account were sold or performed.

6.14    Collateral Custodian. To the maximum extent permitted by law, upon the occurrence and during the continuance of any Event of Default, Bank or its designee may, and at the direction of Bank, shall at any time and from time to time employ and maintain on the premises of any Borrower a custodian selected by Bank or its designee who shall have full authority to do all acts necessary to protect the Banks’ interests. Each Borrower hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever Bank may reasonably request to preserve the Collateral. All reasonable costs and expenses incurred by Bank or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers.

6.16    Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the generality of the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, Borrower shall (a) cause such new Subsidiary to provide to Bank a secured guaranty or joinder to this Agreement to cause such Subsidiary to become a guarantor or co-borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers, and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.16 shall be a Loan Document.

6.17    Further Assurances. At any time and from time to time each Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, each Borrower shall not do any of the following:

7.1    Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or subject to Section 6.6, move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.

7.2    Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the Borrower State or relocate its chief executive office or principal place of business without thirty (30) days prior written notification to Bank (it being understood that Paladina will be moving its executive office on or before September 30, 2018 to another location in Denver, Colorado; Borrower shall provide that new location’s address to Bank upon that address being determined and in any event within thirty (30) days prior to such move); replace its chief executive officer or chief financial officer without thirty (30) days prior written notification to Bank; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by such Borrower; change its fiscal year end; have a Change in Control.

7.3    Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into a Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the Equity Interests or property of another Person, or enter into any agreement to do any of the same except for acquisitions for which the Permitted Acquisition Conditions have been satisfied and for which Bank has indicated so

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in writing. As used herein, “Permitted Acquisition Conditions” means (i) such acquisitions are funded solely with cash proceeds received by Borrower from the simultaneous issuance of new equity securities to NEA or other investors satisfactory to Bank, (ii) no Liens will be incurred, assumed, or would exist with respect to the assets of any target (or new Person formed in connection with an acquisition) or Borrower or its Subsidiaries as a result of such acquisitions, other than Permitted Liens, (iii) no Indebtedness will be incurred, assumed, or would exist with respect to any target (or new Person formed in connection with an acquisition) or Borrower or its Subsidiaries as a result of such acquisition (including without limitation any deferred purchase price payments, earnout payments or other similar payments or financing obligations), other than Permitted Indebtedness, (iv) such acquisitions do not result in a change in management, (v) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (vi) such transactions do not result in a Change in Control, (vii), such acquisitions are accretive (other than Allowable Non-Accretive Acquisitions), defined as EBITDA positive as determined by Bank and verified by audited financial statements satisfactory to Bank and/or a quality of earnings statement satisfactory to Bank, and (viii) such transactions are of Persons, or of Equity Interests of Persons, engaged in either the same line of business as Borrower or a line of business that is similar or reasonably related to such line of business, (ix) Borrower is the surviving entity, (x) prior to entering into any such acquisition, Borrower shall deliver to Bank evidence of compliance, in each case on a pro forma basis both prior to and after such acquisition, with all covenants and terms of this Agreement in form and substance satisfactory to Bank, and (xi) prior to entering into any such acquisition, Borrower shall deliver to Bank the purchase and sale and/or acquisition agreements and related documentation as relevant and such financial and other information as Bank may request from time to time. For the avoidance of doubt, (a) all targets and any new Persons formed in connection with an acquisition or other Persons acquired in any acquisition permitted pursuant to this Section 7.3 shall, simultaneous with the closing of such acquisition, become a Borrower in compliance with Section 6.16 and grant Bank a blanket lien on its assets and comply with all provisions of this Agreement, and (b) Borrower’s financial statements shall include such targets or other Persons on a consolidated basis, and (c) satisfaction of the foregoing clauses (a) and (b) are “Permitted Acquisition Conditions”. As used herein, “Allowable Non-Accretive Acquisitions” means acquisitions (i) of companies with a historical cash burn of no greater than Five Million Dollars ($5,000,000) per year on a pro forma basis when combined with Borrower (Paladina), (ii) for which Borrower (Paladina) has demonstrated unrestricted cash on hand and committed equity line availability in an aggregate amount that exceeds the Obligations by an amount sufficient to cover at least nine (9) months of projected combined cash burn of Borrower (Paladina) and the target.

7.4    Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrowers an obligation to prepay any Indebtedness, except Indebtedness to Bank.

7.5    Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrowers in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrowers’ property.

7.6    Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any Equity Interests, except that a Borrower may (i) repurchase the Equity Interests of former employees pursuant to equity repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (ii) repurchase the Equity Interests of former employees pursuant to equity repurchase agreements by the cancellation of indebtedness owed by such former employees to such Borrower regardless of whether an Event of Default exists.

7.7    Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments, or maintain or invest any of its property with a Person other than Bank or Bank’s Affiliates or permit any Subsidiary to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrowers. Further, Borrowers shall not enter into any license or agreement with any Prohibited Territory or with any Person organized under or doing business in a Prohibited Territory.

7.8    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Borrower except for transactions that are in the ordinary course of such Borrower’s business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

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7.9    Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt and the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision of any document evidencing such Subordinated Debt, except in compliance with the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10    Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrowers shall keep the Inventory and Equipment only at the location set forth in Article 10, the locations disclosed in the current Schedule, and such other locations of which Borrowers have (i) provided Bank thirty (30) days prior written notice and (ii) taken all necessary action as requested by Bank in order to ensure that assets located at such locations are secured and that Bank has a perfected, first priority Lien on such assets (including, without limitation, executing additional security documentation and obtaining landlord waivers, mortgage waivers, bailee waivers, or equipment waivers in form and substance reasonably satisfactory to Bank).

7.11    No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

7.12    Earnout Payments. Any and all debt, deferred purchase price payments, earnout payments and other similar payments from acquisitions shall require Bank’s prior written consent and be subordinated to all of Borrowers’ now or hereafter Indebtedness to Bank on terms and conditions acceptable to Bank in its sole discretion. Borrower shall not make any payment in respect of any such debt, deferred purchase price payment or earnout without Bank’s prior written consent.

7.13    Transfers; Investments to Parent Entities. No Borrower shall pay or transfer any cash or other property to, or make any Investments in, any Parent Entity without Bank’s prior written consent. As used herein, a “Parent Entity” includes Paladina DPC Holding Co., LLC, NEAPH Acquisitionco, Inc., NEAPH HOLDINGS, LLC, DPC Vail, LLC, Paladina Health Group of Texas and/or any other parent entity or Affiliate of a Borrower, the successors and assigns of each of the foregoing. The foregoing shall not prohibit Paladina from (i) making distributions to each of its members (collectively, “Tax Distributions”) in an amount not greater than the actual current income tax payments required to be made by each such member based upon the income of such member accruing due to the election of Borrower to be taxed as a limited liability company under the United States Internal Revenue Code and based upon the operations of Borrower and the resulting actual federal tax liability of such member unless an Event of Default has occurred that is continuing or would exist after given effect to such Tax Distributions, and (ii) issuing equity securities to Paladina DPC Holding Co., LLC in the ordinary course of business in exchange for cash funded to Paladina by Paladina DPC Holding Co., LLC.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:

8.1    Payment Default. If Borrowers fail to pay any of the Obligations when due;

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8.2    Covenant Default.

(a)    If any Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or

(b)    If any Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within fifteen (15) days after such Borrower receives notice thereof or any officer of such Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by such Borrower be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then such Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, so long as such Borrower continues to diligently attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3    Material Adverse Change. If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect;

8.4    Attachment. If any material portion of a Borrower’s and/or its Subsidiaries assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within five (5) Business Days, or if a Borrower and/or its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of a Borrower’s and/or its Subsidiaries assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of a Borrower’s and/or its Subsidiaries assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within five (5) Business Days after such Borrower and/or its Subsidiaries receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower and/or its Subsidiaries (provided that no Credit Extensions will be made during such cure period);

8.5    Insolvency. If a Borrower and/or its Subsidiaries becomes insolvent, or if an Insolvency Proceeding is commenced by a Borrower and/or its Subsidiaries, or if an Insolvency Proceeding is commenced against a Borrower and/or its Subsidiaries and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6    Other Agreements. If there is a default or other failure to perform in any agreement to which a Borrower and/or its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that would reasonably be expected to have a Material Adverse Effect;

8.7    Subordinated Debt. If a Borrower and/or its Subsidiaries makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank;

8.8    Judgments; Settlements. If one or more (a) judgments, orders, decrees or arbitration awards requiring any Borrower and/or its Subsidiaries to pay an aggregate amount of One Hundred Thousand Dollars ($100,000) or greater shall be rendered against such Borrower and/or its Subsidiaries and the same shall not have been vacated or stayed within ten (10) days thereafter (provided that no Credit Extensions will be made prior to such matter being vacated or stayed); or (b) settlements is agreed upon by a Borrower and/or its Subsidiaries for the payment by such Borrower and/or its Subsidiaries of an aggregate amount of One Hundred Thousand Dollars ($100,000) or greater or that could reasonably be expected to have a Material Adverse Effect;

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8.9    Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; or

8.10    Guaranty. If any guaranty of all or a portion of the Obligations (“Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to any guarantor.

8.11    Company Standing Revocable Instruction. If Borrower revokes a Company Standing a Revocable Instruction (as defined in Section 6.10 (b)(v)).

9. BANK’S RIGHTS AND REMEDIES.

9.1    Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default (beyond any applicable grace period), Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by each Borrower:

(a)    Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 (insolvency), all Obligations shall become immediately due and payable without any action by Bank);

(b)    Cease advancing money or extending credit to or for the benefit of a Borrower under this Agreement or under any other agreement between a Borrower and Bank;

(c)    Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d)    Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Each Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrowers’ owned premises, Borrowers hereby grant Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)    Set off and apply to the Obligations any and all (i) payments received by Bank, (ii) balances and deposits of any Borrower held by Bank, and (iii) indebtedness at any time owing to or for the credit or the account of any Borrower held by Bank;

(f)    Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, any Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, any Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

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(g)    Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including a Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrowers shall be credited with the proceeds of the sale;

(h)    Bank may credit bid and purchase at any public sale;

(i)    Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of a Borrower, any guarantor or any other Person liable for any of the Obligations; and

(j)    Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2    Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) enter into a short-form intellectual property security agreement consistent with the terms of this Agreement for recording purposes only or modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (h) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (g) and (h) above regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

9.3    Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to a Borrower of Bank’s security interest in such funds and verify the amount of such Account. Each Borrower shall collect all amounts owing to such Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4    Bank Expenses. If a Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to such Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and

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take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5    Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

9.6    No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrowers. Each Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

9.7    Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on a Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Each Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

9.8    Demand; Protest. Except as otherwise provided in this Agreement, each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

9.9    Interests. Each Borrower recognizes that Bank may be unable to effect a public sale of any or all the Interests, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Bank shall be under no obligation to delay a sale of any of the Interests for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

10. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile to Borrowers or to Bank, as the case may be, at its addresses set forth below:

If to Borrowers:	c/o Paladina Health, LLC 1551 Wewatta Street Denver, Colorado 80202 Attn: V.P. of Finance and Paladina General Counsel FAX: (888) 972-1735

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If to Bank:	Comerica Bank M/C 7578 39200 Six Mile Rd. Livonia, MI 48152 Attn: National Documentation Services

with a copy to:	Comerica Bank 10500 NE 8th Street, Suite 1905 Bellevue, WA 98004 Attn: Douglas Hollenbeck FAX: (425)452-2510

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW, VENUE, AND JURISDICTION; JURY TRIAL WAIVER.

11.1    THE PARTIES HEREBY AGREE THAT THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS, INSTRUMENTS AND AGREEMENTS RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS. BORROWERS AND BANK EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE SOLE A\D EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF CALIFORNIA, AND ANY APPELLATE COURT THEREOF, (II) AGREES THAT ALL ACTIONS AND PROCEEDINGS BASED UPON, ARISING OUT OF, RELATING TO OR OTHERWISE CONCERNING THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT RELATED TO THIS AGREEMENT, INCLUDING ALL CLAIMS FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, SHALL SOLELY AND EXCLUSIVELY BE BROUGHT, HEARD, AND DETERMINED (LITIGATED) IN SUCH COURTS, (HI) ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE SOLE AND EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, (IV) WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED UPON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO BRINGING OR MAINTAINING ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION, AND (V) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, OR ANY SUCH OTHER DOCUMENT, INSTRUMENT OR AGREEMENT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BANK TO BRING ANY ACTION OR PROCEEDING AGAINST A BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE ENFORCEMENT OF ANY LIENS OR SECURITY INTERESTS IN FAVOR OF BANK ON ANY OF A BORROWER’S PROPERTIES OR ASSETS.

11.2    JURY TRIAL WAIVER. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

12. JUDICIAL REFERENCE PROVISION.

12.1    In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

12.2    With the exception of the items specified in Section 12.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will

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be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

12.3    The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Judicial Reference Provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference proceeding pursuant to this Judicial Reference Provision as provided herein.

12.4    The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

12.5    The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

12.6    The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

12.7    Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

12.8    The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any

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appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

12.9    If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.10    THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS JUDICIAL REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS JUDICIAL REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13. GENERAL PROVISIONS.

13.1    Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by any Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrowers to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

13.2    INDEMNIFICATION AND HOLD HARMLESS. WITHOUT LIMITING ANY OTHER PROVISIONS OF THIS AGREEMENT, EACH BORROWER AGREES TO INDEMNIFY AND HOLD BANK HARMLESS FROM AND AGAINST ALL LOSSES, COSTS, DAMAGES, LIABILITIES AND EXPENSES, INCLUDING, WITHOUT LIMITATION, IN-HOUSE AND OUTSIDE ATTORNEYS’ FEES AND DISBURSEMENTS, INCURRED BY BANK IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY LOANS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR BY REASON OF ANY DEFAULT OR EVENT OF DEFAULT, OR ENFORCING THE OBLIGATIONS OF BORROWERS OR ANY LOAN PARTY UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AS APPLICABLE, OR IN EXERCISING ANY RIGHTS OR REMEDIES OF BANK OR IN THE PROSECUTION OR DEFENSE OF ANY ACTION OR PROCEEDING CONCERNING ANY MATTER GROWING OUT OF OR CONNECTED WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE APPLICABLE, AND THE BORROWERS SHALL NOT BE LIABLE FOR ANY SUCH LOSSES, COSTS, DAMAGES, LIABILITIES OR EXPENSES, TO THE EXTENT (BUT ONLY TO THE EXTENT) THE SAME ARISE OR RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BANK OR ANY OF ITS AGENTS OR EMPLOYEES. THE PROVISIONS OF THIS SECTION SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS AND SATISFACTION OF ALL OBLIGATIONS OF BORROWERS TO BANK AND TERMINATION OF THIS AGREEMENT.

13.3    Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5    Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing signed by the parties. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

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13.6    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

13.7    Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to Borrowers. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

13.8    Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the parent, subsidiaries, or Affiliates and service providers of Bank, (ii) to prospective transferees, participants, or purchasers of any interest in the Obligations, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, (v) to Bank’s accountants, auditors and regulators, and (vi) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

14. CO-BORROWER PROVISIONS.

14.1    Primary Obligation. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of all Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Disbursement Request Forms, Borrowing Base Certificates and Compliance Certificates. Furthermore, the successful operation of each Borrower is dependent on the continued successful performance of the integrated group of Borrowers, such that each Borrower will benefit from any Credit Extensions Bank makes to another Borrower.

14.2    Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

14.3    Borrowers as Agents. Each Borrower appoints the other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Credit Extensions, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to each Borrower’s authority to act for or on behalf of Borrower.

14.4    Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for

Page 24	June 27, 2018

indemnification, reimbursement or any other arrangement prohibited under this Section 14.4 shall be null and void. If any payment is made to a Borrower in contravention of this Section 14.4, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

14.5    Waivers of Notice. Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder.

14.6    Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

14.7    Right to Settle, Release.

(a)    The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(b)    Without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

14.8    Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination.

14.9    Keepwell. Each Borrower that is a Qualified Borrower at the time the guaranty, co-Borrower status (or incurrence of joint and several liability), or the grant of a Lien under the Loan Documents, in each case, by any Specified Borrower becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Borrower with respect to such Swap Obligation as may be needed by such Specified Borrower from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified Borrower’s obligations and undertakings under this Section 14 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified Borrower

Page 25	June 27, 2018

under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full in cash. Each Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell support, or other agreement” for the benefit of, each Specified Borrower for all purposes of the CEA.

[Remainder of page intentionally left blank. Signature page follows.]

Page 26	June 27, 2018

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PALADINA HEALTH, LLC		DPC MEDICAL GROUP, P.C.

By:	/s/ Chris Miller	By:	/s/ David Cameron
Name:	Chris Miller	Name:	David Cameron
Title:	CEO	Title:	President

PALADINA MEDICAL GROUP OF NEW JERSEY, P.C.		PALADINA HEALTH MEDICAL GROUP, PC

By:	/s/ Janis Cameron	By:	/s/ David Cameron
Name:	Janis Cameron	Name:	David Cameron
Title:	President	Title:	President

COMERICA BANK

		By:	/s/ Doulgas Hollenbeck
		Name:	Douglas Hollenbeck
		Title:	Vice President

Page 27	June 27, 2018

EXHIBIT A

DEFINITIONS

“Accounts” mean all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by a Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise framed to or reclaimed by a Borrower and such Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” mean a cash advance or cash advances under the Revolving Line.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank Expenses” mean all costs or expenses of Bank, or any other holder or owner of the Loan Documents (including, without limit, court costs, legal expenses and reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel, whether or not suit is instituted, and, if suit is instituted, whether at trial court level, appellate court level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in connection with the preparation, negotiation, execution, delivery, amendment, administration, and performance, or incurred in collecting, attempting to collect under the Loan Documents or the Obligations, or incurred in defending the Loan Documents, or incurred in any other matter or proceeding relating to-the Loan Documents or the Obligations; and reasonable Collateral audit fees.

“Board of Directors” means the Board of Directors (or similar governing body or Person) of a Borrower.

“Borrower State” means Washington, New Jersey, Colorado and Delaware, the state under whose laws Borrowers are organized.

“Borrower’s Books” mean all of a Borrower’s books and records including: ledgers; records concerning a Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means, as of any date of determination, an amount equal to (i) 80% of Eligible Accounts (other than Eligible Medicare Accounts), plus, without duplication (ii) 80% of Eligible Medicare Accounts, in each case as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers, plus (iii) the Non-Formula Amount.

“Borrowing Base Certificate” means the certificate substantially in the form attached hereto as Exhibit C.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“CEA” means the Commodity Exchange Act.

“Change in Control” shall mean any transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of Equity Interests then outstanding of a Borrower ordinarily entitled to vote in the election of directors (or managers or members, as applicable), empowering such “person” or “group” to elect a majority of the Board of Directors or managing members (or similar governing body) of such Borrower, who did not have such power before such transaction.

“Closing Date” means the date of this Agreement.

June 27, 2018

“Code” means the California Uniform Commercial Code as amended or supplemented from time to time.

“Collateral” means the property described on Exhibit B attached hereto and all Negotiable Collateral and Intellectual Property Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (ii) the granting of a security interest therein is contrary to applicable law provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, or (iii) constitutes the Equity Interests of a controlled foreign corporation (as defined in the IRC), in excess of sixty- five percent (65%) of the voting power of all classes of Equity Interests of such controlled foreign corporations entitled to vote.

“Company Governmental Lockbox” means the lockbox located at Bank to receive checks and EOBs with respect to Accounts payable by account debtors who are Governmental Authorities to a Borrower.

“Company Governmental Lockbox Account” means an account designated by, and maintained at, Bank and associated with the Company Governmental Lockbox established and controlled by the Company to deposit collections received in the Company Governmental Lockbox and collections received by wire transfer or by Automated Clearing House, Inc. payment directly from account debtors who are Governmental Authorities with respect to Accounts payable by such Governmental Authorities to a Borrower.

“Company Non-Governmental Lockbox” means the lockbox located at Bank to receive checks and EOBs with respect to Accounts payable by Account Debtors who are not Governmental Authorities to a Borrower.

“Company Operating Account” means an account maintained at Bank and designated by Bank as the company operating account.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Bank in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” mean any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit and Collection Policy” means those credit and collection policies and practices of the Borrowers with respect to Accounts in effect on the date of this Agreement, as such policies and practices may be modified from time to time with the consent of Bank.

“Credit Extension” means each Advance, Equipment Advance or any other extension of credit by Bank to or for the benefit of Borrowers hereunder.

“Dollars” mean lawful money of the United States.

June 27, 2018

“Eligible Accounts” mean those Accounts that arise in the ordinary course of a Borrower’s business that comply with all of Borrowers’ representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrowers thirty (30) days prior written notice. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a)	Accounts that the account debtor has failed to pay in full within one hundred twenty (120) days of invoice date;

(b)	Credit balances over one hundred twenty (120) days;

(c)	Accounts with respect to an account debtor, twenty five percent (25%) of whose Accounts the account debtor has failed to pay within one hundred twenty (120) days of invoice date;

(d)

Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrowers exceed twenty-five percent (25%) of all Eligible Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

(e)	Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

(f)

Accounts (other than Eligible Medicare Accounts) with respect to which the account debtor is the United States or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of the foregoing, unless all necessary steps are taken to comply with the Assignment of Claims Act of 1940 (31 U.S.C. 3727), as amended, or with any comparable state or local law, if applicable, and all other necessary steps are taken to perfect Bank’s security interest in such Account or;

(g)

Accounts with respect to which a Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to such Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to such Borrower;

(h)

Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

(i)	Accounts with respect to which the account debtor is an individual, officer, employee, agent or Affiliate of a Borrower;

(j)	Accounts with respect to which the account debtor is a patient, including self-pay Accounts, patient pay receivables or other similar Accounts for which the account debtor may be a patient;

(k)

Accounts that are billed in advance, payable on delivery, have not yet been billed to the account debtor, progress billings, or that relate to deposits (such as good faith deposits) or other property of the account debtor held by a Borrower for the performance of services or delivery of goods which such Borrower has not yet performed or delivered;

(l)

Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

(m)	Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrowers to be doubtful; and

(n)	Retentions and hold-backs.

June 27, 2018

“Eligible Foreign Accounts” mean Accounts with respect to which the account debtor does not have its principal place of business in the United States and is not located in an OFAC sanctioned country and that are (i) insured by the Export Import Bank of the United States, (ii) generated by an account debtor with its principal place of business in Canada, provided that the Bank has perfected its security interest in the appropriate Canadian province, or (iii) approved by Bank on a case-by-case basis. All Eligible Foreign Accounts must be calculated in U.S. Dollars.

“Eligible Medicare Accounts” means Eligible Accounts with respect to which the account debtor is the United States government by virtue of monies owed to a Borrower for goods or services provided by such Borrower that are covered by and reimbursed under the Medicare program (Title XVIII of the Social Security Act, as amended).

“EOB” means the explanation of benefit from an account debtor that identifies the services rendered on account of the Accounts specified therein.

“Environmental Laws” mean all laws, rules, regulations, orders and the like issued by any federal, state, municipal, local, foreign, or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, pails and attachments in which a Borrower has any interest.

“Equipment Advance(s)” means a cash advance or cash advances under the Equipment Line.

“Equipment Line” means a Credit Extension of up to Seven Million Dollars ($7,000,000).

“Equipment Maturity Date” has the meaning assigned in Section 2.1.

“Equity Interests” mean, with respect to any Person, the capital stock, partnership, membership or limited liability company interest, or other equity securities or equity ownership interest of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Section 8.

“Excluded Swap Obligation” means, with respect to any given Borrower, any Swap Obligation, if, and to the extent that, all or a portion of the guarantee of by such Borrower of, the grant by such Borrower of a security interest to secure, or such Borrower being jointly and severally liable (or acting as a co-borrower hereunder) with respect to, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the CEA, or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), by virtue of such Borrower’s failure for any reason to constitute an “eligible contract participant,” as defined in Section la(18) of the CEA and the regulations thereunder, at the time such guarantee joint and several liability, co-borrower status, or such security interest grant becomes effective with respect to such related Swap Obligation (such determination being made after giving effect to any applicable keepwell, support, or other agreement for the benefit of the applicable Borrower). If any such Swap Obligation arises under a master agreement governing more than one swap, the foregoing exclusion shall apply only to those Swap Obligations that are attributable to swaps in respect of which such other Borrower’s guaranteeing of, or such other Borrower’s granting of a security interest or lien to secure, or such other Borrower being a co-borrower or jointly and severally liable with respect to, such swaps is or becomes illegal.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States.

“Governmental Authority” means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. In no event will the term “Governmental Authority” include any Insurer.

June 27, 2018

“Governmental Lockbox” means the Company Governmental Lockbox.

“Governmental Lockbox Account” means the Company Governmental Lockbox Account.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of properly or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all Contingent Obligations, and (e) all obligations arising under the Credit Card Services Sublimit, if any.

“Initial Audit” has the meaning assigned in Section 3.3.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insurer” means any Person (other than a Government Authority) which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including pharmacy benefit managers, pharmacy benefit management companies, prescription drug plans, commercial insurance companies, nonprofit insurance companies (such as Blue Cross, Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations, health maintenance organizations, commercial hospitals, physicians groups or any other similar Person. “Insurer” includes insurance companies issuing health, personal injury, workers’ compensation or other types of insurance but does not include any individual guarantors.

“Intellectual Property Collateral” means all of Borrower’s right, title, and interest in and to the following:

(a)	Copyrights, Trademarks and Patents;

(b)	Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)	Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d)

Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)	All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)	All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)	All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means all present and future inventory in which a Borrower has any interest.

“Investment” means any beneficial ownership (including Equity Interests) of any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

June 27, 2018

“Loan Documents” mean, collectively, this Agreement, the Pricing Addendum, any guaranty, any note or notes executed by Borrowers, and any other document, instrument or agreement entered into in connection with this Agreement, other than any Warrant, all as amended or extended from time to time.

“Material Adverse Effect” means (i) a material adverse change in a Borrower’s prospects, business or financial condition, or (ii) a material impairment in the prospect of repayment of all or any portion of the Obligations or in otherwise performing any Borrower’s obligations under the Loan Documents, or (iii) a material impairment in the perfection, value or priority of Bank’s security interests in the Collateral.

“Misdirected Payment” means any form of payment in respect of an Account owing to a Borrower made by an account debtor other than as provided in the Notice or other remittance instruction sent to such account debtor.

“Negotiable Collateral” means all of each Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and such Borrower’s Books relating to any of the foregoing.

“Non-Formula Amount” means an amount not to exceed (i) for the period beginning on the Closing Date through June 27, 2019, Two Million Dollars ($2,000,000), and (ii) for the period beginning on June 27, 2019 through December 27, 2019, One Million Five Hundred Thousand Dollars ($1,500,000), and (iii) for the period beginning on December 27, 2019 and thereafter, One Million Dollars ($1,000,000).

“Non-Governmental Lockbox” means the Company Non-Governmental Lockbox.

“Notice” means a notice letter on a Borrower’s corporate letterhead to an account debtor in form satisfactory to Bank, or such other notice or approval as may be required by such account debtor (e.g., Form 855 for Medicare).

“Obligations” mean all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrowers pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from a Borrower to others that Bank may have obtained by assignment or otherwise. The term “Obligations” as applied to any particular Borrower shall not include any Excluded Swap Obligation with respect to such Borrower.

“Operating Agreement” means the limited liability company agreement or operating agreement (as applicable) of such Borrower in the form delivered to Bank as of the Closing Date.

“Parent Entity” has the meaning assigned in Section 7.13.

“Patents” mean all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” mean all installments or similar recurring payments that a Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between a Borrower and Bank.

“Permitted Acquisition Conditions” has the meaning assigned in Section 7.3.

“Permitted Indebtedness” means:

(a)	Indebtedness of Borrowers in favor of Bank arising under this Agreement or any other Loan Document;

(b)	Indebtedness existing on the Closing Date and disclosed in the Schedule;

June 27, 2018

(c)

Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d)	Subordinated Debt;

(e)	Indebtedness to trade creditors incurred in the ordinary course of business;

(f)	Indebtedness that constitutes a Permitted Investment; and

(g)

Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrowers or their Subsidiary, as the case may be.

“Permitted Investments” mean:

(a)	Investments existing on the Closing Date disclosed in the Schedule;

(b)

(i) Marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Rating Service or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit maturing no more than one (1) year from the date of investment therein, and (iv) Bank’s money market accounts and deposit accounts;

(c)

Repurchases of Equity Interests from former employees, directors, or consultants of a Borrower under the terms of applicable equity repurchase agreements (i) in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees, directors or consultants to a Borrower regardless of whether an Event of Default exists;

(d)	Investments accepted in connection with Permitted Transfers;

(e)

Investments of Subsidiaries in or to other Subsidiaries or a Borrower and Investments by a Borrower in Subsidiaries not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year;

(f)

Investments not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of Equity Interests of a Borrower or its Subsidiaries pursuant to employee equity purchase agreements approved by such Borrower’s Board of Directors;

(g)

Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Borrower’s business; and

(h)

Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of a Borrower in any Subsidiary.

“Permitted Liens” mean:

(a)	Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;

June 27, 2018

(b)

Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which a Borrower maintains adequate reserves, provided the same have no priority over any of Bank’s security interests;

(c)

Liens securing Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate (i) upon or in any Equipment (other than Equipment financed by an Equipment Advance) acquired or held by a Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d)

Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

(e)	Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.4 (attachment) or 8.8 (judgments/settlements).

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by a Borrower or any Subsidiary of:

(a)	Inventory in the ordinary course of business;

(b)	Non-exclusive licenses and similar arrangements for the use of the property of a Borrower or its Subsidiaries in the ordinary course of business;

(c)	Worn-out, obsolete, or surplus Equipment not financed with the proceeds of an Equipment Advance;

(d)	Transfers that are explicitly permitted by Section 7; or

(e)	Other assets of Borrowers or their Subsidiaries that do not in the aggregate exceed One Hundred Thousand Dollars ($100,000) during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Purchase Agreement” means that certain Equity Purchase Agreement dated as of May 24, 2018 among DaVita DPC Holding Co., LLC, a Delaware limited liability company, as Company, NEAPH Acquisitionco, Inc., a Delaware corporation, as Purchaser, Total Renal Care, Inc., a California corporation, as Seller, and, for limited purposes, DaVita Inc., a Delaware corporation as Seller Guarantor, in the form provided to Bank as of the Closing Date.

“Pricing Addendum” means that certain LIBOR/Prime Referenced Rate Addendum, dated as of the Closing Date, by and between Borrowers and Bank (as the same may be amended and/or restated from time to time).

“Prohibited Territory” means any person or country listed by the Office of Foreign Assets Control of the United States Department of Treasury as to which transactions between a United States Person and that territory are prohibited.

“Qualified Borrower” means, at any time, each Borrower with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the CEA and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the CEA.

“Responsible Officer” means each of the Authorized Signers set forth in the Corporation Resolutions and Incumbency Certification Authority to Procure Loans or the Limited Liability Company Authority to Procure Loans.

June 27, 2018

“Restricted Agreement” is any material license or other material agreement (other than over-the-counter software that is commercially available to the public and “open source” licenses) to which a Borrower is a party or under which a Borrower is bound (including licenses and agreements under which a Borrower is the licensee): (a) that prohibits or otherwise restricts such Borrower from assigning to Bank, or granting to Bank a Lien in, such Borrower’s interest in such license or agreement, the rights arising thereunder or any other property, or (b) for which a default under or termination of such license or contract could interfere with the Bank’s right to use, license, sell or collect any Collateral or otherwise exercise its rights and remedies with respect to the Collateral under the Loan Documents or applicable law.

“Revolving Line” means a Credit Extension of up to Five Million Dollars ($5,000,000).

“Revolving Maturity Date” means June 27, 2020.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“SOS Reports” mean the official reports from the Secretaries of State of each Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Specified Borrower” means any Borrower that is not then an ‘‘eligible contract participant” under the CEA (determined prior to giving effect to Section 14.9).

“Subordinated Debt” means any debt incurred by a Borrower that is subordinated in writing to the debt owing by such Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by such Borrower and Bank).

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the Equity Interests of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by a Borrower, either directly or through an Affiliate.

“Swap Obligation” means, with respect to any Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section la(47) of the CEA.

“Trademarks” mean any, trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Borrower connected with and symbolized by such trademarks.

“United States” means the United States of America.

June 27, 2018

DEBTOR(S):	Paladina Health, LLC, DPC Medical Group, P.C., Paladina Medical Group of New Jersey, P.C. and Paladina Health Medical Group, PC

SECURED PARTY:	COMERICA BANK

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

Collateral shall mean all personal property of Debtor including, without limitation, all of the following property Debtor now or later owns or has an interest in, wherever located:

(a)

all Accounts Receivable (for purposes of this Agreement, “Accounts Receivable” consists of all accounts, general intangibles (including, without limit, payment intangibles and software), chattel paper (including, without limit, electronic chattel paper and tangible chattel paper), contract rights, deposit accounts, documents (including, without limit, negotiable documents), instruments (including, without limit, promissory notes) and rights to payment evidenced by chattel paper, documents or instruments, health care insurance receivables, commercial tort claims, letters of credit, letter of credit rights, supporting obligations, money and rights to payment for money or funds advanced or sold),

(b)	all Inventory (including, without limit, returns and repossessions),

(c)

all investment properly (including, without limit, securities, securities entitlements, and financial assets), all securities accounts and all investment property contained therein, including, without limitation, all securities and securities entitlements, financial assets, instruments or other property contained in such securities accounts, and all other investment property, financial assets, instruments or other property at any time held or maintained in such securities accounts, together with all investment property, financial assets, instruments or other property at any time substituted for all or for any part of the foregoing, and all interest, dividends, increases, profits, new investment properly, financial assets, instruments or other property and or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith,

(d)	all Equipment and Fixtures, and

(e)	specific items listed below and/or on attached Schedule 1, if any.

EXHIBIT C

BORROWING BASE CERTIFICATE

[Bank to provide]

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department 1800 Bering Drive San Jose, CA 95112 Email directly to: dhollenbeck@comerica.com and NWCompliance@comerica.com

FROM:    Paladina Health, LLC, DPC Medical Group, P.C., Paladina Medical Group of New Jersey, P.C. and Paladina Health Medical Group, PC

The undersigned authorized Officers of Paladina Health, LLC, DPC Medical Group, P.C., Paladina Medical Group of New Jersey, P.C. and Paladina Health Medical Group, PC (each a “Borrower”, and, collectively, “Borrowers”), each hereby certify that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) Each Borrower is in complete compliance for the period ending                              with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. Each Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED		COMPLIES
Company Prepared Monthly F/S (consolidating and consolidated)	Monthly, within 30 days		YES	NO
Compliance Certificate	Monthly, within 30 days		YES	NO
CPA Audited, Unqualified F/S	Annually, within 150 days of FYE beginning w/FYE 2018		YES	NO
Borrowing Base Certificate	Monthly, within 30 days		YES	NO
A/R Agings	Monthly, within 30 days		YES	NO
A/P Agings	Monthly, within 30 days		YES	NO
Annual Business Plan (incl. operating budget)	Annually, within 30 days of FYE		YES	NO
Audit	Initial and Semi-Annual		YES	NO
Intellectual Property Report	Within 30 days of each quarter		YES	NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)		YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)		YES	NO

Total amount of Borrowers’ cash and investments	Amount: $		YES	NO
Total amount of Borrowers’ cash and investments maintained with Bank	Amount: $		YES	NO
	DESCRIPTION		APPLICABLE
Legal Action > $100,000	Notify promptly upon notice		YES	NO
Inventory Disputes > $100,000	Notify promptly upon notice		YES	NO
Mergers & Acquisitions	Notify promptly upon notice		YES	NO
Cross default with other agreements > $100,000	Notify promptly upon notice		YES	NO
Judgments > $100,000	Notify promptly upon notice		YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
None			YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES
Permitted Indebtedness for equipment leases	<$100,000		YES	NO
Permitted Investments for stock repurchase	<$100,000		YES	NO
Permitted Investments for subsidiaries	<$100,000		YES	NO
Permitted Investments for employee loans	<$100,000		YES	NO
Permitted Investments for joint ventures	<$100,000		YES	NO
Permitted Liens for equipment leases	<$100,000		YES	NO
Permitted Transfers	<$100,000		YES	NO

Please Enter Below Comments Regarding Violations:

Each Officer further acknowledges that at any time any Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

PALADINA HEALTH, LLC	DPC MEDICAL GROUP, P.C.

By:	By:
Name:	Name:
Title:	Title:

PALADINA MEDICAL GROUP OF NEW JERSEY, P.C.	PALADINA HEALTH MEDICAL GROUP, PC

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE OF EXCEPTIONS

TO LOAN AND SECURITY AGREEMENT

Permitted Indebtedness (Exhibit A)

None.

Permitted Investments (Exhibit A)

None.

Permitted Liens (Exhibit A)

None.

Security Interests (Section 4.1)

None.

Collateral (Section 5.3)

None.

Intellectual Property Collateral (Section 5.4)

None.

Prior Names (Section 5.5)

None.

Inventory or Equipment Locations (Section 5.5)

None.

Litigation (Section 5.6)

None.

Subsidiaries (Section 5.10)

None.

Inbound Licenses (Section 5.12)

None.

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Revolver)

Name(s): Paladina Health, LLC, DPC Medical Croup, P.C., Paladina Medical Group of New Jersey, P.C. and Paladina Health Medical Group, PC

Date: June 27, 2018

$	credited to deposit account No. when Advances are requested or disbursed to Borrowers by cashier’s check or wire transfer

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee

$	to Comerica Bank for Document Fee

$	to Comerica Bank for accounts receivable audit (estimate)

$	to Bank counsel fees and expenses

$	to

$	to

$5,000,000	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

PALADINA HEALTH, LLC		DPC MEDICAL GROUP, P.C.

By:	/s/ Chris Miller	By:	/s/ David Cameron
Name:	Chris Miller	Name:	David Cameron
Title:	CEO	Title:	President

PALADINA MEDICAL GROUP OF NEW JERSEY, P.C.		PALADINA HEALTH MEDICAL GROUP, PC

By:	/s/ David Cameron	By:	/s/ David Cameron
Name:	David Cameron	Name:	David Cameron
Title:	President	Title:	President

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Equipment Advances)

Name(s): Paladina Health, LLC, DPC Medical Croup, P.C., Paladina Medical Group of New Jersey, P.C. and Paladina Health Medical Group, PC

Date: June 27, 2018

$	credited to deposit account No. when Equipment Advances are requested or disbursed to Borrowers by cashier’s check or wire transfer

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee

$	to Comerica Bank for Document Fee

$	to Comerica Bank for accounts receivable audit (estimate)

$	to Bank counsel fees and expenses

$	to

$	to

$7,000,000	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

PALADINA HEALTH, LLC		DPC MEDICAL GROUP, P.C.

By:	/s/ Chris Miller	By:	/s/ David Cameron
Name:	Chris Miller	Name:	David Cameron
Title:	CEO	Title:	President

PALADINA MEDICAL GROUP OF NEW JERSEY, P.C.		PALADINA HEALTH MEDICAL GROUP, PC

By:	/s/ David Cameron	By:	/s/ David Cameron
Name:	David Cameron	Name:	David Cameron
Title:	President	Title:	President

LIMITED LIABILITY COMPANY AUTHORITY TO PROCURE LOANS

As of June 27, 2018, the undersigned, on behalf of Paladina DPC Holding Co., LLC, a Delaware limited liability company formerly known as DaVita DPC Holding Co., LLC and the sole member of the limited liability company named below, acknowledges, confirms and certifies to COMERICA BANK (“Bank”), that:

1.	Paladina Health, LLC is a Delaware limited liability company (the “Company”).

2.	The following persons and/or entities are all of the members of the Company:

NAME(S) OF MEMBER(S)

Paladina DPC Holding Co LLC

3.	The following persons and/or entities are all of the managers of the Company (if left blank, the undersigned confirm and certify to Bank that the Company has no managers):

NAME(S) OF MANAGER(S)

None

4.	Any one (1) of the following person(s) (the “Authorized Signer(s)”):

TYPE OR PRINT NAME(S) OF PERSON(S) AND TITLE(S)

NAME	TITLE	SIGNATURE

Chris Miller	President	/s/ Chris Miller

is/are authorized to:

(a)

Negotiate and procure loans, letters of credit and other credit or financial accommodations from the Bank for or on behalf of the Company up to an amount not exceeding $             , in aggregate (if left blank, then unlimited);

(b)	Discount with Bank,, commercial or other business paper belonging to the Company, made or drawn by or upon third parties, without limit as to amount;

(c)

Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of indebtedness or other securities owned by the Company, whether or not registered in the name of the Company;

(d)

Give security for any liabilities of the Company to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Company;

(e)

Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of this Authorization, any or all of which may relate to all or to substantially all of the Company’s property and assets; and

(f)

Appoint, delegate and authorize such other person(s) (the “Delegated Person(s)”) as may be designated in writing from time to time by the above referenced Authorized Signer(s), or any one or more of them, to (i) request loans, advances and/or letters of credit under any line of credit, loan or other credit or financial accommodation made available by Bank to or in favor of the Company, and to execute and/or deliver unto Bank, in form and content as may be required by the Bank, such agreements, instruments and documents as may be necessary or required to carry out such purposes, (ii) make loan payments for and on behalf of the Company, and (iii) execute and certify borrowing base certificates, account agings, inventory reports and collateral reports (together with any other documents, reports and certificates required to be delivered in connection With any of the foregoing) for and on behalf of the Company.

5.

The Bank is further authorized and directed to pay the proceeds of any such loans, advances or discounts as directed by the Authorized Signer(s) or the Delegated Person(s) (if any), whether so payable to the order of any of said Authorized Signer(s) or the Delegated Person(s) (if any) in his or her individual capacity or not, and whether such proceeds are deposited to the individual credit of any of said Authorized Signer(s) or the Delegated Person(s) (if any) or not.

6.

This Authorization shall be effective (and Bank shall be entitled to rely fully on it) notwithstanding any contrary terms contained in any Company agreement now or hereafter adopted by the Company, and shall remain in full force and effect until the Company officially notifies the Bank to the contrary in writing (but said notice shall have no effect whatsoever on any action previously taken or any commitment previously entered into by Bank in reliance on this Authorization).

7.

The Bank may consider each member of the Company and each manager of the Company (if any), their signatures and titles (if any), respectively, to be and continue to be as set forth in this Authorization until notice to the contrary in writing is duly served on the Bank.

8.

Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of this Authorization are ratified, confirmed and approved as the act or acts of the Company.

9.

If other persons become members or managers of the Company, the Company shall notify the Bank promptly in writing of any such changes. This Authorization is not a consent by the Bank to the adding of members or managers to the Company.

10.

The Company’s Articles of Organization, Certificate of Formation, Operating Agreement, Regulations or other charter or constitutional documents, as applicable (copies of which have been provided to the Bank) are not inconsistent with this Authorization.

11.	The execution of this Authorization is not in contravention or violation of any applicable law.

12.	There are no members of the Company other than as listed in Section 2 above.

13.	There are no managers of the Company other than as listed in Section 3 above.

14.	The signatures appearing below arc the genuine, original signatures of all of the members and managers (if any) of the Company, as set forth in Section 2 and Section 3 above, respectively.

NAME AND SIGNATURE OF SOLE MEMBER OF THE COMPANY

Paladina DPC Holding Co., LLC, as sole Member of Paladina Health, LLC

By:	/s/ Chris Miller
Name:	Chris Miller
Title:	President

CORPORATION RESOLUTIONS AND INCUMBENCY CERTIFICATION

AUTHORITY TO PROCURE LOANS

I certify that I am the duly elected and qualified President of DPC Medical Group, P.C., a Washington corporation (the “Corporation”), and the keeper of the records of the Corporation; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes. The undersigned Dr. David Cameron further certifies that there is no Secretary of the Corporation and that he is the sole Shareholder, Director and Officer of the Corporation.

Copy of Resolutions:

Be it Resolved, that:

1.	Any one (1) of the following (insert titles only) President of the Corporation (the “Authorized Signer(s)”) are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)

Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (the “Bank”), up to a principal amount not exceeding $            , in aggregate (if left blank, then unlimited);

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)

Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)

Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

(e)

Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions and any and all amendments or modifications thereafter, any or all of which may relate to all or to substantially all of the Corporation’s property and assets; and

(f)

appoint, delegate and authorize Shell other person(s) (the “Delegated Person(s)”) as may be designated in writing from tune to time by the above referenced Authorized Signer(s), or any one or more of them, to request loans, advances and/or letters of credit under any line of credit, loan or other credit or financial accommodation made available by Bank to or in favor of the Corporation, and to execute and/or deliver unto Bank, in form and content as may be required by the Bank, such agreements, instruments and documents as may be necessary or required to carry out such purposes.

2.

Said Bank be and it is authorized and directed to pay the ;proceeds of any such loans or discounts as directed by the Authorized Signer(s) or Delegated Person(s) (if any), whether so payable to the order of any of said Authorized Signer(s) or Delegated Person(s) (if any) in theft individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said Authorized Signer(s) or Delegated Person(s) (if any) or not.

3.

Any and all agreements, instruments and documents previously executed and acts and filings previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.

These Resolutions shall continue in force, and the Bank may consider the holders of said offices and theft signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.

Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.

The Bank may consider the holders of the offices of the Corporation and theft signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party by which it is bound and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are to genuine, original signatures or each respectively.

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME	TITLE	SIGNATURE

Dr. David Cameron	President	/s/ David Cameron

In Witness Whereof, I have affixed my name as President on June 27,2018

/s/ David Cameron
President and sole Shareholder, Director and Officer of the Corporation

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE, A SHAREHOLDER OTHER THAN THE SECRETARY WHEN THE SECRETARY IS THE SOLE AUTHORIZED SIGNER SET FORTH ABOVE

Failure to complete the above when the President is the sole Authorized Signer set forth above, shall constitute a certification by the President that the President is the sole Shareholder, Director and Officer of the Corporation

CORPORATION RESOLUTIONS AND INCUMBENCY CERTIFICATION

AUTHORITY TO PROCURE LOANS

I certify that I am the duly elected and qualified President of Paladina Medical Group of New Jersey, P.C., a New Jersey corporation (the “Corporation”), and the keeper of the records of the Corporation; that the following is a time and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes. The undersigned Dr. David Cameron further certifies that there is no Secretary of the Corporation and that he is die sole Shareholder, Director and Officer of the Corporation.

Copy of Resolutions:

Be it Resolved, that:

1.	Any one (1) of the following (insert titles only) President of the Corporation (the “Authorized Signer(s)”) are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)

Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (the “Bank”), up to a principal amount not exceeding $            , in aggregate (if left blank, then unlimited);

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount; life.

(c)

Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)

Give security for any liabilities of the Corporation to tire Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

(e)

Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to cany out the purposes of these Resolutions and any and all amendments or modifications thereafter, any or all of which may relate to all or to substantially all of the Corporation’s properly and assets; and

(f)

appoint, delegate and authorize such other person(s) (the “Delegated Person(s)”) as may be designated in writing from time to time by the above referenced Authorized Signer(s), or any one or more of them, to request loans, advances and/or letters of credit under any line of credit, loan or other credit or financial accommodation made available by Bank to or in favor of the Corporation, and to execute and/or deliver unto Bank, in form and content ate may be required by the Bank, such agreements, instruments and documents as may be necessary or required to carry out such purposes.

2.

Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the Authorized Signer(s) or Delegated Person(s) (if any), whether so payable to the order of any of said Authorized Signer(s) or Delegated Person(s) (if any) in theft individual capacities or not, and whether such proceeds art deposited to the individual credit of any of said Authorized Signer(s) or Delegated Person(s) (if any) or not.

3.

Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.

These Resolutions shall continue in force, and the Bank may consider the holders of said offices and theft signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.

Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.

The Bank may consider the holders of the offices of the Corporation and theft signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a pasty or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively.

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME	TITLE	SIGNATURE

Dr. David Cameron	President	/s/ David Cameron

In Witness Whereof, I have affixed my name as President on June 27,2018

/s/ David Cameron
President and sole Shareholder, Director and Officer of the Corporation

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE, A SHAREHOLDER OTHER THAN THE SECRETARY WHEN THE SECRETARY IS THE SOLE AUTHORIZED SIGNER SET FORTH ABOVE

Failure to complete the above when the President is the sole Authorized Signer set forth above, shall constitute a certification by the President that the President is the sole Shareholder, Director and Officer of the Corporation

CORPORATION RESOLUTIONS AND INCUMBENCY CERTIFICATION

AUTHORITY TO PROCURE LOANS

I certify that I am the duly elected and qualified President of Paladina Health Medical Group, PC, a Colorado corporation (the “Corporation”), and the keeper of the records of the Corporation; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes. The undersigned Dr. David Cameron further certifies that there is no Secretary of the Corporation and that he is the sole Shareholder, Director and Officer of the Corporation.

Be it Resolved, that:

1.    Any one (1) of the following (insert titles only) President of the Corporation (the “Authorized Signer(s)”) are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)

Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (the “Bank”), up to a principal amount not exceeding $            , in aggregate (if left blank, then unlimited);

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)

Purchase, sell, exchange, assign, endorse for transfer and/or-deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)

Give security for any liabilities of tire Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

(e)

Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions and any and all amendments or modifications thereafter, any or all of which may relate to all or to substantially all of the Corporation’s property and assets; and

(f)

appoint, delegate and authorize such other person(s) (the “Delegated Person(s)”) as may be designated in writing from time to time by the above referenced Authorized Signer(s), or any one or more of them, to request loans, advances and/or letters of credit under any line of credit, loan or other credit or financial accommodation made available by Bank to or in favor of the Corporation, and to execute and/or deliver unto Bank, in form and content as may be required by the Bank, such agreements, instruments and documents as may be necessary or required to cany out such purposes.

2.

Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the Authorized Signer(s) or Delegated Person(s) (if any), whether so payable to the order of any of said Authorized Signer(s) or Delegated Person(s) (if any) in then- individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said Authorized Signer(s) or Delegated Person(s) (if any) or not.

3.

Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.

These Resolutions shall continue in force, and the Bank may consider the holders of said offices and then- signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.

Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.

The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a pasty or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME	TITLE	SIGNATURE

Dr. David Cameron	President	/s/ David Cameron

In Witness Whereof, I have affixed my name as President on June 27,2018

/s/ David Cameron
President and sole Shareholder, Director and Officer of the Corporation

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE, A SHAREHOLDER OTHER THAN THE SECRETARY WHEN THE SECRETARY IS THE SOLE AUTHORIZED SIGNER SET FORTH ABOVE

Failure to complete the above when the President is the sole Authorized Signer set forth above, shall constitute a certification by the President that the President is the sole Shareholder, Director and Officer of the Corporation

AUTOMATIC LOAN PAYMENT AUTHORIZATION

Date: June 27, 2018

Obligor Name: Paladina Health, LLC, DPC Medical Group, P.C., Paladina Medical Group of New Jersey, P.C. and Paladina Health Medical Group, PC

Obligor Number:                      Lender’s Cost Center #: 97306

Address: 1551 Wewatta Street, Denver, CO 80202

The undersigned hereby authorizes Comerica Bank (“Bank”) to charge the account designated below for the payments due on the loan(s) as designated below and all renewals, extensions, modifications and/or substitutions thereof This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Bank in writing. The undersigned remains fully responsible for all amounts outstanding to Bank if the designated account is insufficient for repayment.

☒

Automatic Payment Authorization for all payments on all current and future borrowings, as and when such payments come due (which payments include, without limitation, principal, interest, fees, costs, and expenses).

☐

Automatic Payment Authorization for all payments on only the specific borrowing identified below, as and when such payments come due (which payments include, without limitation, principal, interest, fees, costs, and expenses).

Specific Obligation Number:

☐	Automatic Payment Authorization for less than all payments on only the specific borrowing identified below, as and when such payments come due.

Specific Obligation Number:

☐	Principal and Interest payments only

☐	Principal payments only

☐	Interest payments only

☐	SPECIAL INSTRUCTIONS/IRREGULAR PAYMENT INSTRUCTIONS

Payment Due Date: Your loan payments will be charged to your account as indicated above on the dates such payments become due (or on a date thereafter when there are available funds) unless that day is a Saturday, Sunday, or Bank holiday in which case such payments will be charged on the following business day, with interest to accrue during this extension as provided under the loan documents.

Account to be Charged:

Account No. 1895279188

Transit No. 121137522

Number of lead days to issue billing. 15

(Charges to account are withdrawals pursuant to account resolution)

PALADINA HEALTH, LLC		DPC MEDICAL GROUP, P.C.

By:	/s/ Chris Miller	By:	/s/ David Cameron
Name:	Chris Miller	Name:	David Cameron
Title:	CEO	Title:	President

PALADINA MEDICAL GROUP OF NEW JERSEY, P.C.		PALADINA HEALTH MEDICAL GROUP, PC

By:	/s/ David Cameron	By:	/s/ David Cameron
Name:	David Cameron	Name:	David Cameron
Title:	President	Title:	President

AGREEMENT TO FURNISH INSURANCE

I understand that the Loan and Security Agreement which I executed in connection with this transaction requires me to provide certain insurance policies, including, without limitation, a physical damage insurance policy including a Lenders Loss Payable Endorsement in favor of Comerica Bank (the “Bank”) as shown below.

The following minimum insurance must be provided according to the terms of the security documents (together with such other insurance as may be required by the Bank pursuant to the terms of the security documents):

MACHINERY & EQUIPMENT MISCELLANEOUS PERSONAL

Fire & Extended Coverage

Lender’s Loss Payable Endorsement

INVENTORY

Other Each Borrower at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where such Borrower’s business is conducted on the date hereof. Each Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to such Borrower’s.

I may obtain the required insurance from any company that is acceptable to the Bank, and will deliver proof of such coverage to the Bank as set forth in the security documents.

I understand and agree that if I fail to deliver proof of insurance to the Bank at the address below, or upon the lapse or cancellation of such insurance, the Bank may procure Lender’s Single Interest Insurance or other similar coverage on the property. If the Bank procures insurance to protect its interest in the properly described in the security documents, the cost for the insurance will be added to my indebtedness as provided in the security documents. Lender’s Single Interest Insurance shall cover only the Bank’s interest as a secured party, and shall become effective at the earlier of the funding date of this transaction or the date my insurance was canceled or expired. I UNDERSTAND THAT LENDER’S SINGLE INTEREST INSURANCE WILL PROVIDE ME WITH ONLY LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN, HOWEVER, MY EQUITY IN THE PROPERTY WILL NOT BE INSURED. FURTHER, THE INSURANCE WILL NOT PROVIDE MINIMUM PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND DOES NOT MEET THE REQUIREMENTS OF THE FINANCIAL RESPONSIBILITY LAW.

CALIFORNIA CIVIL CODE SECTION 2955.5. HAZARD INSURANCE DISCLOSURE: No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard Insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.

Bank Address for Insurance Documents: COMERICA BANK
P.O. Box 863299
Plano. TX 75086-3299

[Remainder of page intentionally left blank. Signature page follows.]

I acknowledge having read the provisions of this agreement, and agree to its terms. I authorize the Bank to provide to any person (including any insurance agent or company) any information necessary to obtain the insurance coverage required.

Date: June 27, 2013

OWNERS OF COLLATERAL:

PALADINA HEALTH, LLC		DPC MEDICAL GROUP, P.C.

By:	/s/ Chris Miller	By:	/s/ David Cameron
Name:	Chris Miller	Name:	David Cameron
Title:	CEO	Title:	President

PALADINA MEDICAL GROUP OF NEW JERSEY, P.C.		PALADINA HEALTH MEDICAL GROUP, PC

By:	/s/ David Cameron	By:	/s/ David Cameron
Name:	David Cameron	Name:	David Cameron
Title:	President	Title:	President

USA PATRIOT ACT

NOTICE

OF

CUSTOMER IDENTIFICATION

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

WHAT THIS MEANS FOR YOU: when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.